SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C.  20549


                                   FORM 8-K


                                CURRENT REPORT
                      PURSUANT TO SECTION 13 OR 15(d) OF
                     THE SECURITIES EXCHANGE ACT OF 1934


        Date of Report (Date of earliest event reported): November 22, 2005


                             MICREL, INCORPORATED
            ------------------------------------------------------
            (Exact Name of Registrant as Specified in its Charter)

                                  CALIFORNIA
                ----------------------------------------------
                (State or Other Jurisdiction of Incorporation)


                 0-25236                            94-2526744
        -------------------------           -------------------------
        (Commission File Number)                 (I.R.S. Employer
                                                 Identification No.)

                2180 Fortune Drive, San Jose, CA            95131
           ---------------------------------------------------------
           (Address of Principal Executive Offices)       (Zip Code)


                                (408) 944-0800
             ----------------------------------------------------
             (Registrant's Telephone Number, Including Area Code)


                                Not Applicable
         ------------------------------------------------------------
         (Former Name or Former Address, if Changed Since Last Report)

                     INFORMATION TO BE INCLUDED IN REPORT

Item 8.      Other Events.

On November 17, 2005 the Board of Directors (the "Board") of Micrel, Incorporated adopted a new plan (the "Plan"), to be effective during calendar year 2006, to repurchase shares of the Corporation's issued and outstanding Common Stock. Beginning on January 1, 2006, if practical for the Corporation to do so, the Corporation shall systematically repurchase shares of its issued and outstanding Common Stock, such shares to be repurchased on the Nasdaq National Market or otherwise in accordance with a systematic plan to repurchase Common Stock with a value no greater than $75,000,000.00 in the aggregate; provided, however, that (i) such repurchase transactions shall be in accordance with the terms of Rule 10b-18 under the Securities Exchange Act of 1934, as amended; (ii) there is a reasonable expectation that such repurchased shares are intended to be used to offset dilution from the issuance of new shares under the Company's stock option and 410(k) plans; and (iii) such repurchases shall be completed no later than December 31, 2006.

In March 2005, the Board of Directors approved a $75 million share repurchase program for calendar year 2005. During the nine months ended September 30, 2005, the Company repurchased 4,250,900 shares of its common stock for $42.8 million. As of November 21, 2005, the Company had expended approximately $52 million of the $75 million authorized for the repurchase of common stock through December 31, 2005. The current repurchase plan approved in March 2005 will terminate on December 31, 2005.


                                   SIGNATURES

   Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        MICREL, INCORPORATED
                                          (the Registrant)


                                        By: /s/ Richard D. Crowley
                                            -------------------------
                                            Richard D. Crowley
                                            Vice President, Finance and
                                            Chief Financial Officer
                                            (Principal Financial and
                                             Accounting Officer)

Dated:  November 22, 2005